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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2015 relating to the combined balance sheet of the Windstream Holdings, Inc. Distribution Systems, which appears in Communications Sales & Leasing, Inc.'s Annual Report on Form 10-K for the period from April 24, 2015 to December 31, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
June 15, 2016

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM